Exhibit 10.6

LNCB CORP.
RESTRICTED STOCK GRANT

RESTRICTED STOCK AGREEMENT

Name of Recipient:

Stephen P. Wilson

Number of Shares

Subject to the Stock Award:

2,511 (the “Shares”)

Term of Stock Award

 and Vesting Schedule:

The Stock Award to the Recipient in this Restricted Stock Agreement shall be vested upon the passage of 270 days following the Date of Grant.

Date of Grant:

February 22, 2010

Effect of Termination of

employment or service:

All unvested Shares subject to this Award of Restricted Stock are forfeited as of the date on which LCNB Corp. (the “Company”) terminates the employment of the Recipient by the Company prior to the Stock Award becoming vested for any reason other than death or disability.  All unvested Shares subject to this Award of Restricted Stock immediately vest upon Recipient’s death or termination of Recipient’s employment due to disability.

Voting and Dividends:

The Recipient shall not have voting and dividend rights subject to this Award of Restricted Stock until such shares have vested.

Non-Transferability:

The Recipient shall not sell, transfer, assign, pledge or otherwise encumber any Share subject to this Award of Restricted Stock until such Share becomes vested.

In the event the Recipient is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, the Company must give written consent to permit the shares subject to this Restricted Stock Agreement to be sold or otherwise disposed of within six (6) months following the date of grant of this Award of Restricted Stock.

Modification and Waiver:

This Restricted Stock Agreement cannot be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing.

Exhibit 10.6

Taxes:

Recipient will, no later than the date as of which any amount related to the Shares first becomes includable in Recipient’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Company regarding payment of, any federal, state and local taxes of any kind (including Recipient’s FICA obligation) required by law to be withheld with respect to such amount.  The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and, where applicable, its affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Recipient.

This Agreement does not create any right on the part of the Recipient to continue in the service of LCNB Corp. or any subsidiary or affiliates thereof.  The Restricted Stock Agreement shall be construed in accordance with and governed by the laws of the State of Ohio.

By executing the below, the Recipient hereby irrevocably constitutes and appoints any officer of the Company, as his true and lawful attorney-in-fact for such Recipient and in his name, place and stead as a shareholder of the Company for such Recipient’s benefit and for the use and benefit of the Company to make, sign, acknowledge, execute and deliver any stock power or other instruments necessary to transfer such Recipient’s Award of Restricted Stock to the Company or its assignee in accordance with the terms of this Restricted Stock Agreement.  The foregoing power of attorney is a special power of attorney, coupled with an interest, is irrevocable and shall survive the death, insanity, incompetency, bankruptcy or insolvency of the Recipient granting it.    The Recipient hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors, or any committee thereof so empowered by the Board of Directors, in respect of this Restricted Stock Agreement are final and conclusive.

[Signature page follows.]

Exhibit 10.6

IN WITNESS WHEREOF, LCNB Corp. has caused this Restricted Stock Agreement to be executed, and said Recipient has hereunto set his hand, as of this 22nd day of February, 2010.

LCNB CORP.

By:  /s/ Kathleen Porter Stolle

Title:  Secretary

RECIPIENT

/s/ Stephen P. Wilson

Stephen P. Wilson